CERTIFICATE OF CORRECTION FILED
                   TO CORRECT A CERTAIN ERROR IN
                THE CERTIFICATE OF INCORPORATION OF
                      J. CREW SERVICES, INC.

               FILED IN THE OFFICE OF THE SECRETARY
                    OF THE STATE OF DELAWARE ON
                         NOVEMBER 16, 1992

           J. CREW Services, Inc.   , a corporation organized
and existing under and by virtue of the General Corporation Law of the State of Delaware,

           DOES HEREBY CERTIFY:

           1. The name of the corporation is J. CREW Services, Inc.

           2. A Certificate of Incorporation was filed on November 16, 1992 and said Certificate requires correction as permitted by subsection (f) of
              Section 103 of the General Corporation Law of
              Delaware.

           3. The inaccuracy or defect of said Certificate to be corrected is as follows: the word "CREW" which is set forth as part of the name of the corporation in the first line of the first
              Section of the Certificate should be spelled
              "Crew", with only the "C" capitalized.

           4. The First Section of the Certificate is corrected to read as follows:

              "The name of the corporation is J. Crew Services, Inc."

           IN WITNESS WHEREOF, the undersigned Incorporator has hereunto set her hand this 22nd day of January, 1993.

                               BY: /s/ Mary Catherine Biondi
                                 -----------------------------
                                    Mary Catherine Biondi
                                    Incorporator